UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

AMERICAN MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware (State or othis jurisdiction of incorporation)	0-19195 (Commission File Number)	38-2905258 (IRS Employer Identification Number)

5655 Bear Lane

Corpus Christi, TX 78405
(Address of principal executive offices)

Registrant’s telephone number, including area code: (361) 289-1145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

Effective November 1, 2007, Mr. Roger Dartt resigned as the Chairman of Board of Directors of the Company. There were no disagreements between or among Mr. Dartt and the Company or any officer or director of the Company.

(d)  Appointment of Directors

Effective November 1, 2007, Mr. Judd Hoffman was appointed as the Chairman of the Board.

Mr. Hoffman has been the Chief Executive Officer and President of the Company since February 2, 2007. Mr. Hoffman served as a sales consultant to the Company beginning in July 2006, until his election as the Company’s Vice President of World Wide Sales and Operations in September of 2006 and he was elected as a director of the Company in November 2006. He served as Vice President of World Wide Sales for the Remedent, Inc. (“Remedent”), a manufacturer and distributor of cosmetic dentistry product, including a full line of professional dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe, Asia and the United States, from September 1, 2005 to June 1, 2006. Prior to joining Remedent and since March 3, 2003, Mr. Hoffman served as Executive Director of International Sales and Operations for Discuss Dental, Inc. (“Discuss”), a leading global direct manufacturer and marketer of professional and consumer dental products. Prior to joining Discuss, Mr. Hoffman served as an independent consultant for international sales and operations for various clients after his prior employer, Junroo Netcommunications, Inc. (“Junroo”) was acquired February 2, 2002. At Junroo, Mr. Hoffman served as Chief Operating Officer and Senior Vice President of Global Business Development, since co-founding the company in 1998.

There are no transactions or relationships between the Company and Mr. Hoffman in which Mr. Hoffman had or is to have a direct or indirect material interest in connection with his appointment as Chairman of the Board. However, upon Mr. Hoffman’s election to serve as the Company’s Chief Executive Officer and President on February 2, 2007, the Company entered into a three-year employment agreement with Mr. Hoffman providing for an annual salary of $210,000, together with potential bonuses based upon operating profit in future periods. The contract also provides for grant stock options for a total of 850,000 shares of common stock of the Company at an exercise price of $.20 per share. Options for 100,000 shares are immediately exercisable and options for the remaining 750,000 shares vest at a rate of 250,000 shares per year, on each of the first through the third anniversary of the employment agreement. Additionally, in June 2006, Mr. Hoffman was granted the option to purchase 100,000 shares of the Company’s common stock at an exercise price of $.27 per share. This option grant vested on September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL TECHNOLOGIES, INC.

By:	/s/ Judd Hoffman

Judd Hoffman,
Chief Executive Officer and President
Dated: November 1, 2007